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                                                                  EXHIBIT 10.22

                             SMARTDISK CORPORATION

                               FIRST AMENDMENT TO

                        SERIES A REDEEMABLE, CONVERTIBLE
                       PREFERRED STOCK PURCHASE AGREEMENT

         THIS FIRST AMENDMENT (this "Amendment"), is made and entered into as of the 24th day of December, 2002, among SMARTDISK CORPORATION, a Delaware corporation (the "Company"), on the one hand, and ADDISON M. FISCHER and PHOENIX HOUSE INVESTMENTS, LP (collectively the "Investors" and each individually an "Investor"), on the other hand.

                                    RECITALS

         A. The Company and the Investors are parties to that certain Series A Redeemable, Convertible Preferred Stock Purchase Agreement dated December 9, 2002 ("Purchase Agreement"), pursuant to which the Company agreed to issue and sell to the Investors 2,552,364.8 shares (the "Shares") of Series A Redeemable Convertible Preferred Stock par value $.001 per share (the "Preferred Stock"), at a per share purchase price of $1.00.

         B. Pursuant to Section 5.06 of the Purchase Agreement, modification or amendment to the Purchase Agreement requires the written consent of the Company and the Investors.

         C. The Company and the Investors desire to amend the Purchase Agreement as provided herein;

         D. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

                                   ARTICLE 1

                  1.01 Amendment. The Purchase Agreement is hereby amended by deleting Sections 4.01 and 4.03 in their entirety and replacing them by the following:

         "4.01 Reservation of Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Shares, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Shares from time to time outstanding. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Shares, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will use reasonable efforts to obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Shares. Without limiting the generality of the foregoing, upon the Company's receipt of written notice from a majority in interest of the Investors requesting the Company to call a special meeting of its stockholders to
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         approve the Company's issuance of the Conversion Shares as contemplated by Marketplace Rule 4350(i) of the Nasdaq Stock Market, the Company agrees to promptly call such special meeting of its stockholders, and in connection therewith, to promptly file a preliminary proxy statement with the Securities and Exchange Commission and otherwise use all reasonable commercial efforts to obtain such stockholder approval; provided, however, that the Company agrees that unless (a) it has provided the Investors with written notice of abandonment of the Rights Offering, as defined below, and a written commitment not to conduct a rights offering to its shareholders for two years from the date of the notice without the written consent of a majority in interest of the Investors, or (b) the Rights Offering has been conducted and closed, the Company shall not hold such special meeting of stockholders without the prior written consent of a majority in interest of the Investors."

         "4.03 Rights Offering. Promptly after the Closing, the Company will amend the Rights Offering Registration Statement to reflect a Rights Offering (the "Rights Offering"), pursuant to which each shareholder of the Company, including the Investors, will have the right to purchase, at a per share subscription price of $0.32, 1.25 shares of Common Stock for each share of Common Stock held as of the record date for the Rights Offering (as determined by the Company's Board of Directors), and thereafter use all reasonable efforts to cause such Rights Offering Registration Statement to become and remain effective for the period of distribution contemplated thereby. The Company agrees that the subscription price in the Rights Offering may be paid in cash or by tendering shares of Series A Redeemable Convertible Preferred Stock registered in the rights holder's name, to be valued at $1.00 per share."

                  1.02 Force and Effect.Except to the extent expressly modified above, the Purchase Agreement shall remain in full force and effect as originally executed.



                                   ARTICLE 2

         2.01 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida for all purposes and in all respects, without regard to the conflict of law provisions of such state.

         2.02 Entire Agreement. This Amendment, the Purchase Agreement, the Registration Rights Agreement and the Certificate of Designations constitute the sole and entire agreement of the parties with respect to the subject matter hereof.

         2.03 Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

         2.04 Amendments and Waivers. This Amendment may be amended or modified, and provisions hereof may be waived, with the written consent of the Company and the Investors.

         2.05 Titles and Subtitles. The titles and subtitles used in this Amendment are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.
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         IN WITNESS WHEREOF, the Company and the Investors have executed this
Amendment as of the date first above written.

                                   THE COMPANY:

                                   SMARTDISK CORPORATION

                                   By:  /S/ Michael S. Battaglia
                                        ----------------------------------------
                                        Michael S. Battaglia, President and
                                              Chief Executive Officer

                                   THE INVESTORS:


                                   /s/ Addison M. Fischer
                                   ---------------------------------------------
                                   ADDISON M. FISCHER, individually


                                   PHOENIX HOUSE INVESTMENTS, LP

                                        By: PHOENIX HOUSE INVESTMENTS GP, INC.,
                                            its general partner

                                            By: /S/ Addison M. Fischer
                                                --------------------------------
                                                Addison M. Fischer, President